Exhibit 23.1

德恒律师事务所	DeHeng Law Offices
12/F, Tower B, Focus Place, No.19 Finance Street	Tel: (86) 010-52682888
Beijing, P.R. China 100033	Fax: (86) 010-52682999
中国 ● 北京西城区金融街19号富凯大厦B座12层	Website: www.Dehenglaw.com
邮编：100033	E-mail: DeHeng@Dehenglaw.com

September 15, 2023

To:	Lixiang Education Holding Co., Ltd.

No. 818 Hua Yuan Street
Liandu District, Lishui City
Zhejiang Province, 323000
People’s Republic of China

Dear Sirs,

Solely in connection with the Company’s Registration Statement on Form F-1 (the “Form F-1”), we hereby consent to the references to our firm and the summary of our opinion under the headings “PROSPECTUS SUMMARY-Permissions Required for Our Operations in China” on page 10 and page 11, “PROSPECTUS SUMMARY-Regulatory Approval from the Cyberspace Administration of China” on page 11, and “ENFORCEABILITY OF CIVIL LIABILITIES” on page 28 and page 29 separately included in the Form F-1, which is filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2023. We also consent to the filing with of this consent letter with the SEC as an exhibit to the Form F-1.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,
For and on behalf of
DeHeng Law Offices

/s/ Zhang Xiaodan
张晓丹 (Zhang Xiaodan)